EXHIBIT 23.6

CONSENT OF JOHN BURNS REAL ESTATE CONSULTING, LLC

We hereby consent to the use of our name in the Registration Statement on Form S-11 (Registration No. 333-188303) (together with any amendments or supplements thereto, including any related registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, the “Registration Statement”), filed by Colony American Homes, Inc., a Maryland corporation (the “Company”), to the references to the John Burns Real Estate Consulting, LLC market study prepared for the Company wherever appearing in the Registration Statement, including, but not limited to the references to our company under the headings “Prospectus Summary,” “Industry Overview and Market Opportunity,” “Business” and “Experts” in the Registration Statement, and, if applicable, the attachment of such market study as an exhibit to the Registration Statement.

Dated: May 17, 2013

JOHN BURNS REAL ESTATE CONSULTING, LLC

By:	/s/ Don Walker
Name:	Don Walker
Title:	President